Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in the Statement of Additional Information in this Registration Statement (Form N-1A) of Artisan Partners Funds, Inc. to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 125 to the Registration Statement under the Securities Act of 1933 (File No. 33-88316) and in this Amendment No. 127 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08932).

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 20, 2020